Exhibit 10.1

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (“Agreement”) is made and entered into as of January 6, 2014 between Dennis P. Gauger (hereinafter referred to as “Contractor”) whose address is 2598 North Turnberry Court, Lehi, Utah 84043, and One World Holdings, Inc., a Nevada corporation (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, the Company desires to obtain the services of Contractor to perform services generally performed by a chief financial officer and in such other capacities that the Company deems appropriate;

WHEREAS, Contractor desires to perform services for the Company; and

WHEREAS, the Company and Contractor desire to set forth in this Agreement the terms and conditions of such relationship.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto do promise and agree as follows:

1.	DURATION AND TERMINATION

This AGREEMENT shall become effective as of the date hereof and shall continue thereafter for a period of one (1) year unless terminated in accordance with the provisions hereof.

2.	DUTIES OF CONTRACTOR

2.1           During the term hereof, the Contractor agrees to use his best efforts and devote such time as may be reasonably necessary to perform the duties listed in Exhibit “A” hereto.

2.2           While the Contractor has the right to enter into engagements to perform services for other entities, the Contractor agrees that during the term hereof he will not perform any services for any entity which directly or indirectly competes with the Company or otherwise creates a conflict of interest.

2.3           The Contractor shall conduct all of his business in his own name and in such manner as consistently exhibits high standards and integrity.

2.4           The Contractor shall abide by the policies from time to time established by the Company.

3.	OBLIGATIONS OF THE COMPANY

3.1           The Company agrees to pay Contractor in accordance with the schedule listed in Exhibit “B” attached hereto.

3.2           The Company shall exercise no control over the conduct of the Contractor’s business and the Company shall not be responsible for any act of the Contractor in the conduct of such business.

4.	AGENCY

The parties hereto agree that the scope of the Contractor’s agency hereunder is limited to performing the services identified in Exhibit “A” and that the Contractor is not authorized to make any representation, agreement or contract, or incur any obligation or indebtedness on behalf of the Company of any kind, regardless of the nature thereof, except as authorized by the Board of Directors of the Company.

5.	EXPENSES

The Company shall reimburse the Contractor for all reasonable expenses incurred by the Contractor directly related to the performance of his duties hereunder, including, without limitation, travel, lodging, meals, long distance telephone, and office supplies. Such reimbursement shall be approved by the CEO of the Company prior to payment. The Contractor shall be responsible for all other expenses related to the operation of his local office, including, without limitation, insurance, telephone, office supplies, professional licenses and dues, FICA, state and federal taxes, unemployment tax and disability insurance.

6.	RELATIONSHIP; NO BENEFITS; TAXES

6.1           Contractor shall at all times during the term of this Agreement and in the performance of the services be an independent contractor.  Contractor shall not be an employee of the Company for any purpose.  Except as authorized by Company’s CEO or Board of Directors, Contractor does not have authority to enter into any agreements for or on behalf of the Company or to bind the Company in any manner, and shall not hold himself out as a representative of the Company.  Contractor shall be entitled to perform the Services at times and from locations selected by Contractor, provided, however, that if Contractor uses the Company’s facilities Contractor shall observe the Company’s rules and regulations pertaining to use of such facilities.  Contractor acknowledges that the Company has no obligation to provide any training or other services to Contractor.

6.2           Contractor acknowledges and agrees that, as an independent contractor, Contractor is not entitled to participate in any employee fringe benefit, medical or life insurance, pension or other similar plan sponsored by the Company for the benefit of its employees.

6.3           Contractor shall be solely responsible for the payment of all taxes, withholding payments, penalties and fees (including, without limitation, workers’ compensation and FICA), fringe benefits, and contributions to insurance and pension or other deferred compensation plans, with respect to the consideration paid to Contractor under this Agreement, and for the filing of all necessary documents, forms and returns pertinent to the foregoing.

7.	TERMINATION

This Agreement and all rights granted to the Contractor hereunder may, at the option of either party, be terminated, with or without reason, thirty (30) days after written notice is provided to the other party.  Upon termination, all obligations of the parties shall cease.

8.	NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

8.1           Contractor acknowledges that during the course of performance of Services for the Company, Contractor will acquire certain confidential information pertaining to the Company and its business, affiliates and the Company’s customers and clients, including, but not limited to, software, products, research, compilations, lists, processes, ideas, developments, trade secrets, client lists, client or consultant contracts and the details thereof, pricing policies, operational methodology, marketing and merchandising plans or strategies, business acquisition plans, personnel plans, client financial information, client data and reports, client business strategies, new client products and developments and all other information pertaining to the Company’s business, any affiliate’s business or any client’s business (collectively, the “Confidential Information”).  Contractor may not copy, summarize or reproduce any Confidential Information except as reasonably required in connection with Contractor’s duties on behalf of the Company.  Contractor shall not at any time, directly or indirectly, disclose to any person, even in the course of casual conversation, except to the Company or its management and agents or as reasonably required in connection with Contractor duties on behalf of the Company or as required by law or by court order, or use, except on behalf of the Company, any Confidential Information acquired by Contractor during the Term.

8.2           Upon termination of this Agreement or whenever thereafter requested by the Company, Contractor shall immediately deliver to the Company all property in Contractor’s possession or under Contractor’s control belonging to the Company, including but not limited to all brochures, advertisements, samples, contact lists, client financial information, data and reports, client business strategies, new products and developments, client information, vendor information, software programs, lists compilations, records, including sales records, training manuals and all other property of the Company.  Contractor acknowledges that all such documents and materials are and shall remain the property of the Company.  Anything remaining on Contractor’s hard drive after the expiration or termination of this Agreement shall be promptly destroyed.

9.	ASSIGNMENT

This Agreement may not be assigned by either party without the express prior written consent of the other; provided, however, that (i) if the Company shall merge or consolidate with or into, or transfer substantially all of its assets, including goodwill, in a single transaction or a series of related transactions, to an unrelated purchaser, this Agreement shall be binding upon and inure to the benefit of the successor from such merger, consolidation or sale, and (ii) either party may assign this Agreement to a subsidiary, parent or affiliated entity without obtaining such consent, and (iii) the Company may withhold its consent to a proposed assignment in the event the Contractor shall merge or consolidate with or into, or transfer substantially all of its assets, including goodwill, in a single transaction or a series of related transactions, to an unrelated purchaser or purchasers.

10.	NOTICE

Any notice required or permitted to be given hereunder shall be deemed to be sufficiently given and received in all respects if personally delivered or if deposited in the United States Mail, certified mail, postage pre-paid, return receipt requested, addressed to the addressee at its or his last address furnished to the sender in writing by the addressee for the purpose of receiving notices hereunder, or, unless or until such address shall have been so furnished, addressed to the addressee at the address indicated in the opening paragraph of this Agreement.

11.	AMENDMENT

This Agreement may not be modified, amended, terminated or discharged except in writing and signed by the parties hereto.

12.	ENFORCEMENT FEES

The parties hereto acknowledge and agree that in the event of any dispute or proceeding initiated under this Agreement, the party prevailing in the ultimate award shall, in addition to the other remedies and damages actually awarded, be entitled to reimbursement of all reasonable attorneys’ fees and other out-of-pocket costs and disbursements incurred by the party in asserting its claims hereunder.

13.	ENTIRE AGREEMENT

All terms, covenants and conditions of this Agreement are contained herein and there are no other warranties, obligations, covenants or understandings between the parties other than those expressed herein.  Any and all agreements for solicitation of orders, as amended, modified, or supplemented, heretofore entered into between the parties hereto, or claims or compensation arising therefrom, are hereby canceled, terminated and released as of the effective date of this Agreement.

14.	WAIVER

The parties agree that if any provision of this Agreement shall under any circumstance be invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

15.	GOVERNING LAW

This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Nevada or any successor provision thereto.

One World Holdings, Inc.                                                                                            Contractor:

By: /s/ Corinda Joanne Melton                                                                           /s/ Dennis Gauger
Its: CEO

Date: 1/6/2014                                                                                                                        Date: 1/6/2014

EXHIBIT A

DUTIES

Assume the Role of Principal Accounting Officer

•	Serve as the “Principal Accounting Officer” of the Company, as that term is defined by the rules and regulations of the Securities and Exchange Commission (“SEC”).
•
Report directly to the President and Chief Executive Officer of the Company (“CEO”) and be readily available to consult with and assist the CEO and other management of the Company in the performance of their duties.

•	Sign the officer certifications required of the Principal Accounting Officer in the Company’s quarterly and annual periodic filings with the SEC.
•	Attend meetings of the Board of Directors as requested, and serve as a resource to the members of the Board of Directors and its committees as needed.

Support and Supervision of Accounting Staff

•	Working with the CEO, supervise, train and support the Company’s accounting staff.
•	Define the duties of and develop a work plan for the accounting staff of the Company, segregating key duties to the extent possible.
•	With online access to the Company’s QuickBooks accounting files and shared document repositories, perform monthly reviews of the financial statements of the Company.
•	Prepare and maintain schedules and account reconciliations for debt, equity, derivative liabilities and other accounting areas as assigned by the CEO.
•	Be readily available to answer questions and provide day-to-day guidance to the CEO and accounting staff of the Company.

Under the Direction of the CEO and the Board of Directors, Coordinate Relationships with the Company’s Outside Accounting and Tax Advisors

•
Under the direction of the CEO and the Board of Directors, coordinate the services provided by the external auditors in the quarterly reviews and the annual audits of the Company’s financial statements.

•	With the CEO, coordinate all other services provided by the external auditors, including consultation on accounting and reporting matters, income tax matters, and other required services.
•
Assume responsibility for the preparation of federal and state corporate income tax returns and related consultation, and recommend to the CEO and the Board of Directors for approval the engagement all outside tax professionals.

Under the Direction of the CEO and the Board of Directors, Assume the Responsibility to Lead the Company’s Sarbanes – Oxley Section 404 Internal Control Compliance Program

•	Under the direction of the CEO and the Board of Directors, maintain and oversee the Company’s compliance plan with Sarbanes – Oxley Section 404 Internal Control Compliance.
•	Recommend to the CEO changes in operating and accounting procedures necessary to strengthen internal accounting controls and eliminate previously reported weaknesses in internal accounting controls.
•	Provide ongoing reports to the CEO and the Board of Directors of the Company’s compliance with its 404 Internal Control Compliance Plan.

Take the Lead in SEC Compliance for the Company’s Financial Statements and SEC Reports

•	With assistance from the CEO and accounting staff, timely complete the financial statements, notes, and all financial related sections of the Company’s quarterly and annual reports filed with the SEC.
•	Coordinate with the CEO, legal counsel, and independent auditors the timely completion of all other sections of the Company’s quarterly and annual reports filed with the SEC.
•	Using compliance checklist tools perform periodic compliances review of the Company’s financial reports and disclosures filed with the SEC.
•
In coordination with legal counsel, see that the Company is in compliance with and files all other necessary forms and reports with the SEC (Form 8-K, Forms 3, 4 and 5 and other miscellaneous filings).

•	Determine and document the correct accounting policies, procedures and reporting practices of the Company, coordinating any required outside consultation with the CEO.

EXHIBIT B

COMPENSATION SCHEDULE

The Company will pay a monthly compensation of $3,000 per month beginning January 2014 through June 2014, payable the first of each month in advance.   The monthly compensation amount will be re-evaluated on July 2014.

The Company will grant Stock Options or other benefits as appropriate and consistent with those granted to other contract management and key advisors of the Company.  The type of award, quantity and price will be determined and recommended by the CEO, with approval given by the Board of Directors.